UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 2, 2006

GLOBALNET CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-24962	75-2863583
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2616 South Loop West, Suite 660, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (832) 778-9591

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02   Unregistered Sales of Equity Securities

November 2006 Financing

To obtain funding for working capital, GlobalNet Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with AJW Offshore, Ltd. (“AJW”) on November 2, 2006 for the sale of (i) $160,000 in callable secured convertible note (the “AJW Note”) and (ii) a stock purchase warrant (the “AJW Warrant”) to buy 10,000,000 shares of our common stock. Pursuant to the terms of the Agreement, the Company and AJW closed on the sale and purchase of the AJW Note on November 2, 2006.

The AJW Note bears interest at 10%, matures three years from the date of issuance, and is convertible into our common stock, at AJW’s option, at a conversion price, equal to the lower of (i) $0.03 or (ii) 20% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date (the “Variable Conversion Price”). As of November 2, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0001 and, therefore, the Variable Conversion Price for the secured convertible notes was $.00002. Based on this conversion price, the AJW Note issued under the Agreement in the amount of $160,000, excluding interest, is convertible into 8,000,000,000 shares of our common stock. As discussed below, the Company also entered into a side letter agreement on November 2, 2006, which amended the conversion pricing on all Previous Notes as well as the AJW Note, Based on the letter agreement, the $160,000 convertible note, excluding interest, is convertible at an amended Variable Conversion Price of $.000015 at November 2, 2006 into 10,666,666,667 shares of our common stock.

The Company's Articles of Incorporation currently allow for issuance of a maximum of 20,000,000,000 shares of common stock. Currently, the Company has approximately 12,200,000,000 shares outstanding (including conversions during calendar year 2006 of convertible notes previously issued of approximately 3,500,000,000 common shares), leaving an unissued balance of authorized shares that is not sufficient to service the maximum requirements of all of its convertible securities. In the event we are unable to obtain an increase in our authorized common stock, we will be required to repay the convertible debenture and we will be subject to penalties associated with such failure to deliver shares of common stock upon conversion of the debentures as well as prepayment penalties. In addition, AJW and the other investors that participated in our previous financing have a secured lien on all of our assets and intellectual property and would be entitled to foreclose on our assets and intellectual property. In the event that the foregoing were to occur, significant adverse consequences to the Company would be reasonably anticipated. Although no notice of default has been received from the investors, all previous notes with the investors are in default under numerous covenants.

We may prepay the AJW Note in the event that no event of default exists, there are a sufficient number of shares available for conversion of the AJW Note and the market price is at or below $0.10 per share. The full principal amount of the AJW Note is due upon default under the terms of AJW Note. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The AJW Warrant is exercisable until seven years from the date of issuance at an exercise price of $0.0002 per share In addition, the exercise price of the AJW Warrant is adjusted in the event we issue common stock at a price below market.

AJW has contractually agreed to restrict its ability to convert the AJW Note and exercise the AJW Warrant and receive shares of our common stock such that the number of shares of the Company common stock held by it and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on the AJW Note issued to AJW in connection with this offering.   The AJW Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.    In addition, the Company is also obligated on approximately $11,700,000 in face amount of callable secured convertible notes issued to AJW, New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Investments, LLC, and AJW Partners, LLC (collectively the “Investors”) in connection with previous financings (the “Previous Notes”). Certain of the Company's debt instruments originated in periods prior to November 2004; accordingly, such debt instruments may be converted to common stock which may be sold pursuant to Rule 144(k). As discussed below, the conversion features of the Previous Notes were amended on November 2, 2006.

The AJW Notes and AJW Warrant were offered and sold to AJW in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   AJW is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The Company does not currently have a defined funding source, and in the absence of a funding agreement, the Company would have insufficient funds to continue operations. If the Company is unable to enter an additional financing arrangement with its investors or other interested parties, it expects that its current cash will allow it to continue in operation until approximately November 30, 2006. The Company anticipates continuing discussions regarding additional short-term funding possibilities with its investors. However, there is no assurance that additional funding from the investors will be available, or available on terms and conditions acceptable to the Company.

Amendment of Previous Notes

On November 2, 2006, the Company and the Investors entered into a side letter agreement pursuant to which the conversion price of the Previous Notes was adjusted to equal the lesser of (i) $0.06 or (ii) 15% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement dated November 2, 2006 by and between the Company and AJW Offshore, Ltd.

4.2	Callable Secured Convertible Note, dated November 2, 2006

4.3	Stock Purchase Warrant dated November 2, 2006

4.4	Side Letter Agreement entered by and between the Company and the Investors, dated November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALNET CORPORATION

Date: November 6, 2006	By:/s/Thomas P. Dunn
Name: Thomas P. Dunn
Title: Chief Financial Officer